EXHIBIT 10.3

[**] Marked information has been omitted from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

PATENT SUBLICENSE AGREEMENT

This Patent Sublicense Agreement (this “Sublicense Agreement”) dated as of May 1, 2019 (the “Effective Date”) is made and entered into by and between MANHATTAN SCIENTIFICS, INC., a Delaware corporation having its principal place of business at The Chrysler Building, 26th Floor, 405 Lexington Avenue, New York, New York 10174 (“MSI”) and [**] with offices located at [**] (“LICENSEE”).

RECITALS

WHEREAS, MSI has previously acquired rights to the Patent Rights (as defined in the LANS Agreement) pursuant to the EXCLUSIVE FIELD-OF-USE PATENT LICENSE AGREEMENT dated as of January 5, 2009 by and between Los Alamos National Security, LLC, a Delaware company (“Los Alamos”), and MSI as attached hereto as Exhibit A (the “LANS Agreement”). The LANS Agreement expressly grants MSI the right to sublicense MSI's rights in the Patent Rights;

WHEREAS, LICENSEE desires to receive, and MSI is willing to grant, sublicense rights under the LANS Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants expressed herein and other good and valuable consideration, the receipt of which hereby is acknowledged, MSI and LICENSEE agree as follows:

AGREEMENT

1. Definitions. Defined terms used, but not defined in this Sublicense Agreement shall have the meanings as defined in the LANS Agreement.

2. Sublicense Grant.

2.1. Pursuant to Section 3.1 of the LANS Agreement, and subject to the LANS Agreement (including LICENSEE’s compliance with all obligations imposed on any Sublicensee in the LANS Agreement), MSI hereby grants to LICENSEE, and LICENSEE hereby accepts, (a) an exclusive worldwide sublicense to make, have made, use, import, sell, offer to sell, and have sold Licensed Inventions under the Patent Rights as granted to MSI in the LANS Agreement in products for human and animal medical device markets, including but not limited to the markets for medical devices used in vivo, dental implants, orthodontic devices, orthopedic devices, and vascular and cardiovascular devices or implants, and any related research, regulatory approvals and trials “Field of Use”) and (b) a non-exclusive worldwide sublicense to make, have made, use, import, sell, offer to sell, and have sold Licensed Inventions under the Patent Rights as granted to MSI in the LANS Agreement outside the Field of Use; except to the extent, if any, limited by MSI’s agreement with ***** effective January 1, 2013 (the “*****”).

2.2. LICENSEE shall not have the right to grant further sublicenses without the express written consent of Los Alamos.

2.3. MSI shall not use the Patent Rights or permit any third party other than LICENSEE and its affiliates to use the Patent Rights solely with respect to the Field of Use. MSI shall not amend the LANS Agreement, except to the extent approved in writing by LICENSEE in its reasonable discretion.

1

2.4. LANS has expressly reserved the right to use the Technology, including the right to make, have made, use and have used Licensed Inventions for any purpose permitted under the LANS Contract, including, but not limited to, Cooperative Research and Development Agreements, Work for Others Agreements, User Facility Agreements, research and education.

2.5. The U.S. Government has a nonexclusive, nontransferable, irrevocable, paid up license to practice or have practiced throughout the world, for or on behalf of the U.S. Government, inventions covered by the Patent Rights, and has certain other rights under 35 U.S.C. 200-212 and applicable implementing regulations.

2.6. Nothing in this Sublicense Agreement will be deemed to limit the right of LANS to publish any and all technical data resulting from any research performed by the LANS, provided that such publication shall be delayed as necessary to preserve both United States of America and foreign Patent Rights.

2.7. At the election of LICENSEE, in its sole discretion, MSI shall assign and LICENSEE shall assume the LANS Agreement at any time during the Term (as defined herein).

2.8. Upon written notice from LICENSEE, MSI shall terminate the Straumann Agreement.

3. MSI Representations and Warranties. MSI hereby represents and warrants to LICENSEE that:

3.1. The copy of the LANS Agreement attached hereto as Exhibit A is a true and correct copy and the LANS Agreement has not been amended or otherwise changed.

3.2. MSI is and will remain the licensee to the Patent Rights, pursuant to and subject to the LANS Agreement.

3.3. MSI has not granted any sublicenses to the Patent Rights to any third party other than to LICENSEE, except for sublicenses that have been terminated.

3.4. Any license or rights to utilize any of the rights and licenses under the LANS Agreement previously granted by MSI or Metallicum, Inc. to Basic Dental Implants, Inc. and/or Danlin Products, Inc., including a certain joint venture or agreement dated May 21, 2008 between one or more of such parties, has been terminated;

3.5. Any license agreement or rights to utilize any of the rights and licenses to utilize any of the Technology granted by MSI to any person or entity, except to LICENSEE or its affiliates, have been terminated;

3.6. All fees and royalties required to be paid by MSI to Los Alamos under the LANS Agreement to date have been timely paid, and will be timely paid, there have been no extensions of time granted to pay amounts due to Los Alamos and that there are no, and will not be any, past due amounts owed by MSI to Los Alamos.

3.7. MSI has timely met all of its due diligence obligations under Section 5.2 of the LANS Agreement and no further Milestones are required to be met.

3.8. Neither MSI nor, to the knowledge of MSI, Los Alamos has breached the LANS Agreement.

2

3.9. LANS has warranted to MSI that LANS is the lawful owner of the Patent Rights and has the right to grant the licenses granted to MSI in the LANS Agreement. MSI has no knowledge that these warranties by LANS have been breached.

3.10. MSI has the right to grant the sublicense granted herein.

3.11. Except as expressly set forth in this Sublicense Agreement, the licenses and the associated Technology, Patent Rights, Licensed Products, Licensed Services, and Licensed Methods are provided by MSI AS IS, WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY SET FORTH IN THIS SUBLICENSE AGREEMENT AND THE LANS AGREEMENT, MSI, LANS, AND THE U. S. GOVERNMENT MAKE NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS, LICENSED SERVICES, OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT.

3.12. Nothing in this Sublicense Agreement will be construed as:

3.12.1. an obligation to bring or prosecute actions or suits against third parties for patent infringement;

3.12.2. conferring by implication, estoppel, or otherwise any license or rights under any patents of MSI, LANS, or the U. S. Government other than the sublicense rights as set forth herein; or

3.12.3. an obligation by MSI, LANS, or the U. S. Government to furnish any know how, technical assistance, or technical data other than as stated in the Grant provisions hereof.

3.13. NEITHER LANS NOR THE U.S. GOVERNMENT WILL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY CARPENTER, ITS JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS SUBLICENSE AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF LANS OR THE U.S. GOVERNMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.14. MSI has the right to terminate the Straumann Agreement in its sole discretion.

3.15. MSI understands and agrees that the foregoing representations and warranties are material inducements to LICENSEE agreeing to this Sublicense Agreement and that LICENSEE would not have entered into this Sublicense Agreement without such assurances.

3

4. Mutual Representations and Warranties. Each party represents and warrants to the other party that (a) it is duly organized, validly existing, and in good standing as a corporation as represented herein under the laws and regulations of its jurisdiction of incorporation; (b) it has and throughout the term shall retain, the full right, power, and authority to enter into this Sublicense Agreement and to perform its obligations hereunder; (c) the execution of this Sublicense Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the party; and (d) when executed and delivered by such party, this Sublicense Agreement shall constitute the legal, valid, and binding obligation of that party, enforceable against that party in accordance with its terms.

5. Royalties. LICENSEE shall pay MSI a royalty on Net Sales by LICENSEE (the “Earned Royalty”) during the Term (as defined in Section 10.1). Earned Royalty payments to MSI shall be calculated using the process and percentages) spelled out in the LANS Agreement, including interest for late payments. For each payment made by LICENSEE to MSI, MSI will provide LICENSEE with a receipt within five (5) business days of receipt of payment. Further, with respect to each payment made by MSI to Los Alamos of amounts for which LICENSEE is responsible under this Sublicense Agreement, MSI shall provide LICENSEE written confirmation that MSI promptly paid Los Alamos all required amounts, in any case within three (3) business days of LICENSEE’s written request for such confirmation. MSI acknowledges and agrees that LICENSEE previously paid $[**] in December 2018 pursuant to a predecessor agreement to the ECAP Agreement and MSI agreed to and represents and warrants that it did use such funds to pay the 2018 license fee required under the LANS Agreement and that the next *****shall be due on or about December 31, 2019.

6. Progress Reports. LICENSEE will submit to MSI a semiannual progress report covering activities by LICENSEE related to the development and testing of all Licensed Inventions and obtaining government approvals necessary for marketing them (the “Progress Reports”). These Progress Reports shall comply with the report format shown in Appendix D of the LANS Agreement. Progress reports are due to MSI on (a) August 24 for the calendar half beginning January 1 and ending June 30 and (b) February 21 for the calendar half beginning July 1 and ending December 31. The Progress Reports may not be modified by MSI except with the written approval of LICENSEE. MSI shall promptly deliver such Progress Reports to Los Alamos with a copy to LICENSEE providing proof of such delivery.

7. Confidential Information.

7.1. During the Term of this Sublicense Agreement MSI and LICENSEE agree to take all steps reasonably necessary to safeguard the secrecy and confidentiality of all proprietary technology and proprietary information concerning the sales of the Licensed Products. All written confidential information produced by either party shall clearly be marked “CONFIDENTIAL” or “PROPRIETARY” on each page containing confidential information.

7.2. Exclusions. The obligation of confidentiality imposed by the foregoing Article 7.1 shall not apply to information which is:

7.2.1. in the public domain at the time of such disclosure or development or subsequently came into the public domain by publication or otherwise except by breach of this Sublicense Agreement; or

7.2.2. received by MSI or LICENSEE from a third party not under any confidentiality obligation to MSI or LICENSEE; or

7.2.3. in MSI’s or LICENSEE possession prior to disclosure by the disclosing party, as shown by clear and convincing proof; or

7.2.4. required to be disclosed by operation of law.

4

8. Third Party Infringement.

8.1. MSI's rights and obligations relative to actions against infringers of the Licensed Patents are subject to provisions in the LANS Agreement. All rights and obligations in these Third Party Infringement provisions are subject to MSI's rights and obligations under the LANS Agreement.

8.2. In the event that MSI or LICENSEE learns of infringement of any Patent Rights licensed under this Sublicense Agreement, the knowledgeable Party will provide the other Party with (i) written notice of such infringement and (ii) any evidence of such infringement reasonably available to it. Both MSI and LICENSEE will use good faith efforts to cooperate with each other to terminate such infringement without litigation.

8.3. MSI and LICENSEE will cooperate in good faith in any litigation related to infringement of the Licensed Patents in the Field of Use. LICENSEE shall have the first option to bring such litigation, and, if it does, then LICENSEE shall pay all obligations of MSI to LANS arising from such litigation. If MSI is joined in such suit, LICENSEE shall also pay MSI's reasonable costs incurred by MSI arising out of such litigation, including but not limited to any reasonable legal fees of counsel that MSI selects and retains to represent it in the suit.

8.4. If LICENSEE has not initiated litigation against the alleged infringer within 150 days following the date the Infringement Notice under the LANS Agreement takes effect, then MSI shall have the right to initiate litigation, and MSI shall pay MSI's obligations to LANS arising from such litigation. If LICENSEE is joined in such litigation, then MSI shall also pay LICENSEE's reasonable costs incurred by LICENSEE arising out of such litigation, including but not limited to any legal fees of counsel that LICENSEE selects and retains to represent it in the suit.

8.5. MSI and LICENSEE will cooperate in good faith in any defense of the validity of the Licensed Patents, with each party paying its own expenses except as otherwise provided herein. MSI and LICENSEE agree to be bound by all determinations of patent infringement, validity, and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Section 8, unless otherwise agreed by the Parties.

8.6. Expenses of LICENSEE and MSI will be considered expenses of the Licensee under the LANS Agreement for purposes of apportioning any recovery (including accounting of defendants' profits and compulsory royalties), and any recovery designated as for repayment of expenses shall be apportioned between LICENSEE and MSI according to the proportions of their total expenses amenable to such reimbursement. A portion of any recovery in excess of litigation costs may be obligated to LANS pursuant to the LANS Agreement; the remainder shall be shared between LICENSEE and MSI as follows: (i) if LICENSEE brings the action pursuant to Section 8.3, then it shall retain the remainder not paid to LANS and amounts received by LICENSEE shall be subject to Earned Royalties hereunder; (ii) shared equally if MSI brings the action and amounts received by LICENSEE shall not be subject to Earned Royalties hereunder.

8.7. Any and all recovery of damages (including accounting of defendants’ profits and compulsory royalties) after accounting for the amounts due Los Alamos shall be shared between Los Alamos on the one hand and MSI and LICENSEE on the other hand (with as specified in the License Agreement first go to pay expenses for the litigation or licensing activity to the extent not previously recovered pursuant to Section 8.6, and otherwise payable by LICENSEE for sales of Licensed Products.

5

9. Insurance. LICENSEE, at its sole cost and expense, will insure its activities in connection with the work under this Sublicense Agreement and obtain, keep in force, and maintain insurance or an equivalent program of self-insurance in such amounts as required under Section 17.2 of the LANS Agreement.

10. Term and Termination.

10.1. The term of this Sublicense Agreement begins on the Effective Date of this Sublicense Agreement and remains in full force and effect until the expiration of the last Valid Claim to expire of the patents included within the Patent Rights, unless sooner terminated by operation of law or by acts of either of the parties in accordance with the terms of the Sublicense Agreement (such period constituting the “Term”).

10.2. If either party believes the other is in breach of this Sublicense Agreement, it may give notice of such breach to the other party, and the breaching party shall have thirty (30) days in which to remedy the breach. If the breach is not remedied within such thirty (30) day period, the non‑breaching party may terminate this Sublicense Agreement immediately upon delivery to the breaching party of a written notice of termination. The non‑breaching party's right to terminate this Sublicense Agreement shall not be construed as an exclusive remedy.

10.3. LICENSEE shall have the right at any time to terminate this Sublicense Agreement upon a ninety (90)-day written notice to MSI for any reason or no reason.

10.4. If LICENSEE fails to deliver to MSI any report when due, or fails to pay any royalty or fee when due, or if LICENSEE breaches any other material term of this Sublicense Agreement, including, but not limited to, the provisions of the LAN Agreement, MSI may exercise its right to terminate this Sublicense Agreement. To exercise its rights, MSI must give written notice of default to LICENSEE pursuant to the Notices provisions hereof. If LICENSEE fails to cure the default, and provide written tangible evidence satisfactory to MSI that the deficiency has been cured, within thirty (30) days from the effective date of notification to LICENSEE, MSI may, at its option, terminate this Sublicense Agreement immediately.

10.5. Any termination does not relieve LICENSEE of its obligation to pay any royalty or license fees due or owing at the time of termination and does not impair any accrued right of MSI.

10.6. This Sublicense Agreement will terminate automatically on the date of filing a voluntary petition in bankruptcy by LICENSEE or an involuntary petition in bankruptcy by LICENSEE which petition is not dismissed within 90 days.

11. Indemnification; Setoff.

11.1. MSI shall indemnify, defend, and hold harmless LICENSEE and its officers, directors, employees, agents, successors, and assigns against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees, arising out of or resulting from (a) any third party claims, suits, actions, or proceeding related to, arising out of, or resulting from MSI's breach of any representation, warranty, covenant, or obligation under this Sublicense Agreement or (b) any breach of any of MSI’s representations and warranties contained in Sections 3.4, 3.5 or 3.14 hereof.

6

11.2. LICENSEE will indemnify, hold harmless, and defend MSI; LANS; the sponsors of the research that led to the Technology; the inventors of any invention claimed in patents or patent applications under Patent Rights (including the Licensed Products, Licensed Services, and Licensed Methods contemplated thereunder); their employers; and the officers, employees, and agents of any of the foregoing (each and (“Indemnitee”), against any and all claims, suits, losses, damages, costs, fees, expenses, liabilities, deficiencies, actions, judgments, settlements, interest, awards, penalties or fines of whatever kind if and to the extent resulting from, or arising out of, the exercise of this Agreement, except for any negligent acts of omissions or willful misconduct of an Indemnitee and except for claims or suits brought by an Indemnitee against another Indemnitee. This indemnification shall include, but will not be limited to, any product liability. In addition, LICENSEE may suspend payment of Earned Royalties hereunder if LICENSEE has determined that MSI may have breached a representation, warranty or covenant hereunder (as determined by LICENSEE in good faith) and may setoff the amount of such liability, cost or loss suffered by LICENSEE as a result of such breach.

12. Dispute Resolution. The parties hereto agree that all claims, disputes or controversies arising under, out of or in connection with this Sublicense Agreement shall be resolved by binding arbitration under the rules of the American Arbitration Association for commercial disputes by a single mediator. Such arbitration shall be held in ***** or such arbitration may be held in any other forum agreed upon by the parties. The parties agree to select a single arbitrator who will establish the rules and procedure of the arbitration under the applicable rules of the American Arbitration Association. Both MSI and LICENSEE irrevocably submit to the jurisdiction of the United States District Courts for entry of any arbitration decision or to obtain any preliminary relief which may be necessary and consent to the enforcement of any award rendered in such arbitration.

13. Miscellaneous.

13.1. Notices. Notices, approvals, and consents required or permitted under this Sublicense Agreement shall be in writing and shall be sent by hand or by certified mail, postage prepaid, to the address given below or to such other addresses as the parties may hereafter specify.

13.1.1. LICENSEE:

[**]

13.1.2. MSI:

The Chrysler Building, 26th Floor

405 Lexington Avenue

New York, New York 10174

Attn:  President

13.2. Waivers. No waiver of any right under this Sublicense Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any rights arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Sublicense Agreement.

7

13.3. Entire Agreement. This Sublicense Agreement, together with all schedules and exhibits, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements whether oral or written. This Sublicense Agreement may not be modified after its execution except by a writing signed by authorized representatives of the parties hereto.

13.4. Further Assurances. Each party shall, upon the reasonable request of the other party, execute such documents and perform such acts as may be necessary to give full effect to the terms of this Sublicense Agreement.

13.5. No Conflicts. Each of MSI and LICENSEE represent that they have executed no agreement which is in conflict with this Sublicense Agreement, and agree that no option or license shall be granted on any basis to any third party which is in conflict with this Sublicense Agreement unless and until this Sublicense Agreement is terminated.

13.6. Headings. The headings in this Sublicense Agreement are for reference only and shall not affect the interpretation of this Sublicense Agreement.

13.7. Severability. If any term or provision of this Sublicense Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Sublicense Agreement shall remain in full force and effect.

13.8. Governing Law. This Sublicense Agreement will be interpreted and construed in accordance with the laws of the state of New Mexico, excluding any choice of law rules that would direct the application of the laws of another jurisdiction, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

13.9. Counterparts. This Sublicense Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Sublicense Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a signed PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Sublicense Agreement.

13.10. Assignment. Except for a sale or transfer of the business to which this Agreement relates, this Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that LICENSEE may, without such consent, assign this Agreement only in its entirety to LICENSEE or a wholly owned subsidiary, provided that LICENSEE is not in breach of this Agreement at such time and provided further than LICENSEE remains liable for all obligations that accrue prior to such assignment hereunder. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

13.11. Force Majeure. Neither party shall be held liable or responsible to the other party, nor be deemed to have defaulted under or breached this Sublicense Agreement, for failure or delay in fulfilling or performing any term of this Sublicense Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, but not limited to, fire or floods; embargoes, war, acts of war (whether war be declared or not), insurrections, riots, or civil commotions; strikes, lockouts, or other labor disturbances; acts of God; or acts, omissions, or delays in acting by any governmental authority or the other party; provided, however, it is understood that this Section is intended only to suspend and not discharge a party’s obligations under this Sublicense Agreement and that when the causes of the failure or delay are removed or alleviated, the affected party shall resume performance of its obligations hereunder.

13.12. Independent Contractors. The relationship between the parties is that of independent contractors. Nothing contained in this Sublicense Agreement shall be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither party shall have authority to contract for or bind the other party in any manner whatsoever.

Signature page follows

8

IN WITNESS WHEREOF, the parties have executed this Exclusive Patent Sublicense Agreement to be effective as of the Effective Date.

MANHATTAN SCIENTIFICS, INC.

By:

Name:

Title:

[**]

By:

Name:

Title:

9

Exhibit A

EXCLUSIVE FIELD-OF-USE PATENT LICENSE AGREEMENT dated as of January 5, 2009 by and between Los Alamos National Security, LLC, a Delaware company (“Los Alamos”), and Manhattan Scientifics, Inc., a Delaware corporation.

(See Attached)

A-1